EXHIBIT 10.2

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

UNDEFINITIZED PROJECT AGREEMENT NO.:                   1

MCDC BASE AGREEMENT NO.:                    2020-530

PROJECT TITLE:	MCDC2011-0011; Rapid Advanced Development to Large Scale
Manufacturing of NVX-CoV-2373

PARTIES:      Advanced Technology International (“MCDC CMF”) and Novavax, Inc. (“Project Agreement Holder”)

This Undefinitized Project Agreement is awarded under the authority of MCDC Base Agreement No. 2020-530, and herein incorporates all the terms and conditions thereof.

1.   PAYMENT METHOD

The Payment Method for this Undefinitized Project Agreement is Cost Plus Fixed Fee with a not to exceed ceiling.

2.   TERM OF THE PROJECT AGREEMENT

The period of performance for this Project Agreement is from the effective date, which is the date of the last signature through December 31, 2021.

3.   OBLIGATION

The MCDC CMF’s liability to make payments to the Project Agreement Holder is limited to only those funds obligated under this Undefinitized Project Agreement or by modification to the Undefintized Project Agreement. MCDC CMF may incrementally fund this Undefintized Project Agreement.

4.   UNDEFINITIZED PROJECT AGREEMENT (UPA)

MCDC2011-001 is a Cost Plus Fixed Fee (CPFF) Agreement that will be awarded under W15QKN-16-9-1002 (hereinafter “Agreement”). Due to urgency concerns, this Undefinitized Project Action (UPA) is being issued to the Project Agreement Holder for Rapid (WF10) Advanced Research & Development to Large Scale Manufacturing of NVX-CoV-2373 as a Vaccine for SARS-CoV-2 Coronavirus. The following is hereby incorporated as part of this Agreement.

1.   DEFINITIZATION:

a)   This Agreement covers a CPFF UPA that awards prototype project MCDC2011-001. The Project Agreement Holder agrees to promptly begin negotiating with the Agreements Officer on the terms of a definitive Agreement for the project, which will include: (1) all mutually agreeable terms and conditions related to this Agreement, and (2) all other terms and conditions required by law. The Project Agreement Holder will be required to submit a qualifying cost proposal with all necessary supporting documentation, in order to allow for a full evaluation of costs.

b)   The schedule for definitizing this Agreement is as follows:

i.          Receipt of Qualifying Proposal: 10 September 2020

ii.         Estimated Start of Negotiations: 01 October 2020

iii.        Estimated Date of Definitization: 09 December 2020

c)   The Parties will use best efforts to finalize the definitive agreement. If a definitive Agreement is not finalized to supersede this UPA by the target date in paragraph 2(b)(iii), or within any extension granted in writing by the Agreements Officer, the Agreements Officer may, with the approval of the Army Contracting Command-New Jersey, Senior Contracting Official, unilaterally determine a fair and reasonable price. This determination is subject to Project Agreement Holder appeal, as provided for in the Disputes article of W15QKN-16-9-1002, but the Project Agreement Holder shall not cease performance of this Agreement while proceeding through the dispute process.

d)   After the Agreements Officer’s determination of a fair and reasonable price, the Agreement shall be governed by all of the terms and conditions of the definitive Agreement. Furthermore, all the terms and conditions of this UPA shall continue in effect, except for those that by their nature apply only to UPAs.

e)   The Government and Project Agreement Holder agree that this UPA will include a ceiling in the amount of $1,600,434,522.00. This ceiling may be adjusted only by the written agreement of both parties.

2.   PAYMENT OF ALLOWABLE COSTS BEFORE DEFINITZATION:

Prior to definitization of this Agreement, the Government will reimburse the Project Agreement Holder for all allowable and allocable costs up to 50% of the approved Not- To-Exceed (NTE) Price of $1,600,434,522.00. At any time before a payment, the Agreements Officer may have the Project Agreement Holder's invoices or vouchers audited. Any payment may be (1) reduced by any amounts found by the Agreements Officer not deemed authorized in accordance with the Statement of Work, or (2) adjusted for overpayments made on preceding invoices or vouchers.

3.   LIMITATIONS ON OBLIGATIONS:

The Government will not obligate more than 50 percent of the NTE Price before definitization.

4.   LIMITATION OF GOVERNMENT LIABILITY:

a)   In performance of this Agreement, the Project Agreement Holder is not authorized to make expenditures or incur obligations exceeding $800,217,261.00 dollars.

b)   The maximum amount for which the Government shall be liable if this Agreement is terminated is $800,217,261.00 dollars.

5.   EXECUTION AND COMMENCEMENT OF WORK:

Upon acceptance by both parties, the Project Agreement Holder shall proceed with performance of the Statement of Work, including the purchase of any necessary materials.

5.   MILESTONE PAYMENT SCHEDULE

The Project Agreement Holder shall segregate and track all Undefinitized Project Agreement costs separately and shall document the accomplishments of each Project Payable Milestone under each

Project Agreement. Acceptance of Milestones shall be contingent upon approval from the government Agreements Officer Representative (AOR) detailed in Clause No. 9, Technical and Administrative Representatives. Milestone payments will be paid in the amount indicated in the attached Milestone Payment Schedule (Attachment A) and are adjustable based on actual expenditures.

6.   PAYMENT OF FIXED FEE

The fixed fee specified herein, subject to any adjustments required by other provisions of this Undefinitized Project Agreement will be paid in installments at the time of each provisional payment on account of the allowable costs. The amount of fixed fee paid will be based upon the ratio that the Project Agreement Holder's incurred allowable costs bear to the total estimated cost. In the event the work cannot be completed within the estimated cost, the MCDC CMF may increase the estimated cost without increasing the fixed fee.

7.   APPROACH TO MEETING THE OTHER TRANSACTION AUTHORITY

In accordance with provision contained in 10 USC 2371b governing the use Other Transaction Agreements each MCDC Member Organization must meet at least one of the following conditions: have at least one nontraditional defense contractor or nonprofit research institution participating to a significant extent in the performance of an awarded Project Agreement; all significant participants in the Project Agreement other than the Federal Government are small businesses (including small businesses participating in a program described under section 9 of the Small Business Act (15 U.S.C. 638)) or nontraditional defense contractors; or provide a cost share of no less than one third of the value of the Project Agreement awarded to the Member Organization. The Project Agreement Holder’s approach to meeting the Other Transaction Authority requirement is identified below. Throughout the period of performance of any Project Agreement, the CMF and the Government will actively monitor the award to ensure compliance with this provision in accordance with implementation guidance from Headquarters – Department of the Army (HQDA) and/or Office of the Secretary of Defense (OSD). The Project Agreement Holder will be given the opportunity to become compliant with the guidance should they be found non-compliant. Failure to comply may result in termination.

The warranties and representations submitted as part of the proposal are hereby incorporated into this Undefinitized Project Agreement. The Project Agreement Holder was proposed as a nontraditional defense contractor and determined to be providing a significant contribution.

8.   STATEMENT OF WORK

The Statement of Work, Attachment A, provides a detailed description of the work to be accomplished and reports and deliverables required by this Undefinitized Project Agreement. All changes to Attachment A must be incorporated via written modification to this Project Agreement. Additional guidance on report requirements is in Attachment B, Report Requirements.

9.   TECHNICAL AND ADMINISTRATIVE REPRESENTATIVES

The following technical and contractual representatives of the Parties are hereby designated for this Undefinitized Project Agreement. Either party may change their designated representatives by written notification to the other.

MCDC CMF Contractual Representative:
[***], Contracts Administrator
Advanced Technology International
315 Sigma Drive
Summerville, SC 29486
Email: [***]
Phone: [***]

Government Technical Representatives:
Agreements Officer Representative (AOR):
[***]
Email: [***]
Phone: [***]

Project Agreement Holder’s Representatives:
Technical Representative:	Contractual Representative:
[***]	[***]
21 Firstfield Road	21 Firstfield Road
Gaithersburg, MD 20878	Gaithersburg, MD 20878
Email: [***]	Email: [***]
Phone: [***]	Phone: [***]

10. MARKING OF DELIVERABLES

Any Data delivered under this Undefinitized Project Agreement, by the Project Agreement Holder, shall be marked with a suitable notice or legend.

11. SECURITY ADMINISTRATION

The security level for this project is UNCLASSIFIED.

12. ATTACHMENTS

Attachments listed herein are hereby incorporated by reference into this Project Agreement.

A.  Statement of Work, “Rapid Advanced Development to Large Scale Manufacturing of NVX- CoV-2373”

B.   Report Requirements

13. GOVERNMENT FURNISHED PROPERTY

At this time, Government Furnished Property is not provided for use under this Project Agreement.

14. DATA RIGHTS

Please reference Section 8 of Attachment A, Statement of Work.

15. FOLLOW-ON PRODUCTION PROVISION

In accordance with 10.U.S.C. 2371b(f), and upon a determination that this competitively awarded prototype project has been successfully completed, this prototype project may result in the award of a follow-on production contract or transaction without the use of competitive procedures.

16. SECURITY & OPSEC

The below language shall be used as Paragraph 6 of Article XVII in the Project Agreement Holder's Base Agreement:

Access and General Protection/Security Policy and Procedures. This standard language text is applicable to ALL Project Agreement Holder employees working on critical program information or covered defense information related to Operation Warp Speed (OWS), and to those with an area of performance within an Army controlled installation, facility or area. Project Agreement Holder employees shall comply with applicable installation, facility and area commander installation/facility access and local security policies and procedures (provided by government representative). The Project Agreement Holder also shall provide all information required for background checks necessary to access critical program information or covered defense information related to OWS, and to meet installation access requirements to be accomplished by installation Provost Marshal Office, Director of Emergency Services or Security Office. The Project Agreement Holder workforce must comply with all personal identity verification requirements as directed by DOD, HQDA and/or local policy. In addition to the changes otherwise authorized by the changes clause of this agreement, should the Force Protection Condition (FPCON) at any individual facility or installation change, the Government may require changes in Project Agreement Holder security matters or processes.

17. ENTIRE AGREEMENT

This Project Agreement and the MCDC Base Agreement under which it is issued constitute the entire understanding and agreement between the parties with respect to the subject matter hereof.

Except as provided herein, all Terms and Conditions of the MCDC Base Agreement and its modifications remain unchanged and in full force and effect.

The Project Agreement Holder is required to sign this document and return to Advanced Technology International to finalize this action.

Novavax, Inc.		Advanced Technology International

By:	/s/ John A. Herrmann III	By:	/s/ [***]
Name:	John A. Herrmann III	Name:	[***]
Title:	EVP, Chief Legal Officer	Title:	[***]
Date:	06 July 2020	Date:	06 July 2020

Attachment A
Statement of Work

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Attachment B
Report Requirements

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